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                                                                   EXHIBIT 10.14


                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of the 14th day of February, 1997, by and between INTEGRITY INCORPORATED, a Delaware corporation (hereinafter referred to as "Borrower"), and CREDITANSTALT CORPORATE FINANCE, INC., a Delaware corporation (hereinafter referred to as the "Lender").

                              W I T N E S S E T H :

     WHEREAS, Borrower and the Lender are party to that certain Loan and Security Agreement dated as of August 2, 1996 (the "Loan Agreement") pursuant to which the Lender made available to Borrower a revolving credit facility permitting advances of up to Six Million Dollars ($6,000,000) at any one time outstanding and a term loan in the principal amount of Thirteen Million Dollars ($13,000,000); and

     WHEREAS, Borrower has requested that the Lender modify the financial covenants set forth in Section 8 of the Loan Agreement; and

     WHEREAS, Borrower and the Lender desire to restrict the ability of Borrower and its Subsidiaries to transfer any assets to Borrower's Australian Subsidiary, Integrity Music Pty Ltd, upon the terms and conditions set forth below;

     WHEREAS, Borrower and the Lender desire to modify the Loan Agreement according to the terms and conditions more particularly described in this Amendment;

     NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions herein stated, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Defined Terms. Defined terms used herein, as indicated by the initial capitalization thereof, shall have the meanings ascribed to such terms in the Loan Agreement, except to the extent that such terms are amended by this Amendment.

          2. Certain Definitions.

                  (a) Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definition in its correct alphabetical order:

                  "Australian Subsidiary" shall mean Integrity Music Pty Ltd, an Australian corporation which is a wholly-owned subsidiary of Borrower.
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                  (b) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Capital Expenditures" set forth on page 3 of the Loan Agreement in its entirety.

          3. Additional Collateral. The Loan Agreement is hereby further amended by deleting Section 4.2(b) thereof in its entirety and by substituting therefore a new Section 4.2(b) to read as follows:

                  (b) Stock Pledge Agreement. Borrower shall execute and deliver a stock pledge agreement, substantially in the form of Exhibit D attached hereto (the "Stock Pledge Agreement"), in favor of Lender, pledging to Lender all of the issued and outstanding shares of Capital Stock of Subsidiaries (other than the Foreign Subsidiaries) and sixty-five percent (65%) of the issued and outstanding shares of the Foreign Subsidiaries other than the Australian Subsidiary.

          4. Financial Covenants. The Loan Agreement is hereby further amended by deleting Sections 8.1 through 8.5 thereof in their entirety and by substituting therefore new Sections 8.1 through 8.5 to read as follows:

             8.1 Net Worth. Borrower and its consolidated Subsidiaries shall maintain at all times during the applicable periods set forth below, a Net Worth, on a consolidated basis, of not less than the amount set forth opposite each such applicable period:


                   APPLICABLE PERIOD                              AMOUNT
                  -----------------------                       -----------
                  01/01/97 - 12/31/97                           $10,000,000
                  01/01/98 - 12/31/98                           $11,000,000
                  01/01/99 - 12/31/99                           $13,000,000
                  01/01/00 - 12/31/00                           $15,000,000
                  At all times thereafter                       $17,000,000


             8.2 Cash Flow. Borrower and its Subsidiaries shall maintain as of the end of each fiscal quarter of Borrower during the applicable periods set forth below, a Cash Flow for such fiscal quarter, in the case of the fiscal quarter ending on March 31, 1997, and for the four fiscal quarter period then ended, in the case of each fiscal quarter thereafter, of not less than the amount set forth opposite each such applicable period:

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
                  APPLICABLE PERIOD                             AMOUNT
                  -------------------                           ----------
                  01/01/97 - 03/31/97                           $1,000,000
                  04/01/97 - 09/30/97                           $4,000,000
                  10/01/97 - 12/31/97                           $5,500,000
                  01/01/98 - 06/30/98                           $6,000,000
                  07/01/98 - 12/31/98                           $6,500,000
                  01/01/99 - 12/31/99                           $7,000,000
                  At all times thereafter                       $7,500,000


            8.3 Leverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below a Leverage Ratio for each such quarter of not greater than the ratio set forth below opposite the applicable period during which such quarter occurs:


                  APPLICABLE PERIOD                             RATIO
                  -----------------------                       -------
                  01/01/97 - 03/31/97                           2.0:1.0
                  04/01/97 - 12/31/97                           1.8:1.0
                  01/01/98 - 12/31/98                           1.5:1.0
                  01/01/99 - 12/31/99                           1.2:1.0
                  01/01/00 - 12/31/00                           1.1:1.0
                  At all times thereafter                       1.0:1.0


            8.4 Interest Coverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable periods set forth below, an Interest Coverage Ratio for such fiscal quarter, in the case of each fiscal quarter ending on or prior to June 30, 1997, and for the four fiscal quarter period then ended, in the case of each fiscal quarter thereafter, of not less than the ratio set forth below opposite each such applicable period:



                  APPLICABLE PERIOD                              RATIO
                  -----------------------                        ---------
                  01/01/97 - 09/30/97                            2.50:1.00
                  10/01/97 - 12/31/97                            3.50:1.00
                  At all times thereafter                        4.00:1.00


            8.5 Fixed Charge Coverage Ratio. Borrower and its consolidated Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower during the applicable period set forth below, a Fixed Charge Coverage Ratio for such fiscal quarter, in the case of each fiscal quarter ending on or prior to September 30, 1997, and for the four fiscal quarter period then ended, in the

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          case of each fiscal quarter thereafter, of not less than the ratio set forth opposite each such applicable period:


                  APPLICABLE PERIOD                                 RATIO
                  -----------------------                           ---------
                  01/01/97 - 12/31/97                               1.00:1.00
                  01/01/98 - 12/31/99                               1.10:1.00
                  01/01/00 - 12/31/00                               1.20:1.00
                  At all times thereafter                           1.25:1.00



          5. Additional Documentation. The Loan Agreement is hereby further amended by deleting Section 6.14 thereof in its entirety and by substituting therefore a new Section 6.14 to read as follows:

               6.14 Additional Documentation. Promptly upon the request of Lender, (a) execute and deliver to Lender a stock pledge agreement, pledging to Lender as security for the Obligations sixty-five percent (65%) of the issued and outstanding shares of capital stock of the Australian Subsidiary; and (b) cause Integrity Music to execute and deliver to Lender a guaranty of the Obligations and a security agreement granting to lender a Lien on substantially all of its assets as security for the Obligations.

          6. Amendment Fee. In consideration of the amendments set forth herein, Borrower agrees to pay to Lender an amendment fee (the "Amendment Fee") in the amount of $20,000, which shall be due and payable on the date of execution hereof. Such fee shall be fully earned on payment thereof and shall not be subject to proration or rebate for any reason.

          7. Conditions Precedent. Subject to the terms and conditions hereof, this Amendment and the amendments set forth herein shall not become effective unless and until (a) this Amendment has been executed by both the Borrower and the Lender and (b) Borrower shall have paid to Lender the amendment fee described in Section 6 hereof.

         8.  Representations and Warranties; No Default.

             (a) Borrower hereby represents and warrants to the Lender that as of the date hereof, and after giving effect to this Amendment, (i) all of Borrower's representations and warranties contained in the Loan Agreement, as amended hereby, and the other Loan Documents are true and correct on and as of the date hereof, and (ii) no Default or Event of Default has occurred and is continuing as of such date under any Loan Document.

             (b) Borrower hereby further represents and warrants to the Lender that (i) Borrower has the power and authority to enter into this Amendment and to perform all of its obligations hereunder; (ii) the execution and delivery of this Amendment has been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower; and (iii) the execution and delivery of this Amendment and performance thereof by Borrower does not and will not violate the

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Certificate of Incorporation, By-laws or other organizational documents of
Borrower and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower or its properties.

     9. No Claims; Offset. Borrower hereby represents, warrants, acknowledges and agrees to and with the Lender that (a) Borrower does not hold or claim any right of action, claim, cause of action or damages, either at law or in equity, against the Lender which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Loan Agreement and the Loan Documents or which are based upon acts or omissions of the Lender in connection therewith and (b) the Obligations are absolutely owed to the Lender, without offset, deduction or counterclaim.

     10. Limitation of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement or any other Loan Documents, each of which is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     11. Counterparts. This Amendment may be executed in two or more counterparts, each of which when fully executed shall be deemed to constitute one and the same agreement. Any signature page to this Amendment may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

     12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     13. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     14. Costs, Expenses and Taxes. Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Amendment Documents executed in connection herewith, and any other transactions contemplated hereby, including, without limitation, reasonable attorneys' fees.

     15. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal as of the day and year first above written.

                                           "BORROWER"

                                           INTEGRITY INCORPORATED

                                           By: /s/ P. Michael Coleman
                                             -------------------------------
                                              Name: P. Michael Coleman
                                              Title:

                                           Attest: /s/ Alvin S. Richardson
                                                  --------------------------
                                              Name: Alvin S. Richardson
                                              Title:

                                                   [CORPORATE SEAL]


                                           "LENDER"

                                           CREDITANSTALT CORPORATE FINANCE, INC.



                                            By: /s/ Joseph P. Longosz
                                               ------------------------------
                                                  Name: Joseph P. Longosz
                                                  Title: Vice President


                                            By: /s/ Scott Kray
                                               ------------------------------
                                                 Name: Scott Kray
                                                 Title: Senior Associate

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